Exhibit 99.1













---------------------------------------------------
WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
(FORMERLY WDN MANAGEMENT COMPANY 401 (k) PLAN)



Financial Statements for the Years Ended
September 30, 1997 and 1996,
Supplemental Schedules for the Year Ended
September 30, 1997 and Independent Auditors' Report
---------------------------------------------------


        WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
         (FORMERLY WDN MANAGEMENT COMPANY 401 (k) PLAN)

                       TABLE OF CONTENTS

                                                                 Page
                                                                 ----

INDEPENDENT AUDITORS' REPORT . . . . . . . . . . . . . . . . . . .E-4

FINANCIAL STATEMENTS:

  Statements of Net Assets Available for Benefits,
    September 30, 1997 and 1996. . . . . . . . . . . . . . . . . .E-5

  Statements of Changes in Net Assets Available for Benefits,
    for the Year Ended September 30, 1997 and 1996 . . . . . . . .E-7

  Notes to Financial Statements. . . . . . . . . . . . . . . . . .E-9

SUPPLEMENTAL SCHEDULES FOR THE
  YEAR ENDED SEPTEMBER 30, 1997:

  Item 27A-Schedule of Assets Held for Investment Purposes. . . . E-14

  Item 27D-Schedule of Reportable Transactions. . . . . . . . . . E-15


                  INDEPENDENT AUDITORS' REPORT

To the Trustees and Participants of
Walden Residential Properties, Inc. 401(k) Plan
Dallas, Texas

We have audited the accompanying statements of net assets available for benefits of Walden Residential Properties Inc. 401(k) Plan (formerly WDN Management Company 401(k) Plan) as of September 30, 1997 and 1996, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Walden Residential Properties Inc. 401(k) Plan (formerly WDN Management Company 401(k) Plan) at September 30, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/  Deloitte & Touche LLP
--------------------------

DELOITTE & TOUCHE LLP
March 30, 1998
Dallas, Texas

                     WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
                      (FORMERLY WDN MANAGEMENT COMPANY 401(k) PLAN)

                     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                                   SEPTEMBER 30, 1997

                                             Supplemental Information by Fund
                     ------------------------------------------------------------------------------------------------
                                                               High Yield
                     Money    Capital                          Corporate    Total                 Walden  Participant    Total
                     Market Appreciation Convertible  Value      Bond       Return   Government   Stock      Loans       Plan
                     ---------------------------------------------------------------------------------------------------------
ASSETS
------
Investments at
 fair value:
  Walden Residential
   Properties, Inc.
   common stock    $     --   $     --   $     --   $     --   $     --   $     --   $     --   $156,104   $     --   $  156,104

Mutual Funds         26,943    475,954     33,705    277,306     40,993     50,778     73,940         --         --      979,619
Participants loans       --         --         --         --         --         --         --         --     19,101       19,101
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   ----------
  Total investments  26,943    475,954     33,705    277,306     40,993     50,778     73,940    156,104     19,101    1,154,824

Cash                     --         --         --         --         --         --         --      1,223         --        1,233
Employer's
 contributions
 receivable              --     44,274      2,880     30,367      5,848      5,177     10,157     25,293         --      123,996
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   ----------
  NET ASSETS
    AVAILABLE FOR
    BENEFITS       $ 26,943   $520,228   $ 36,585   $307,673   $ 46,841   $ 55,955   $ 84,097   $182,620   $ 19,101   $1,280,043
                   ========   ========   ========   ========   ========   ========   ========   ========   ========   ==========

                      See accompanying notes to financial statements.


                     WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
                      (FORMERLY WDN MANAGEMENT COMPANY 401(k) PLAN)

                     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                                   SEPTEMBER 30, 1996

                                                  Supplemental Information by Fund
                     ------------------------------------------------------------------------------------------------
                                                              High Yield
                     Money    Capital                         Corporate     Total                 Walden  Participant    Total
                     Market Appreciation Convertible  Value      Bond       Return   Government   Stock      Loans       Plan
                     ---------------------------------------------------------------------------------------------------------
ASSETS
------
Investments at
 fair value:
  Walden Residential
   Properties, Inc.
   common stock    $     --   $     --   $     --   $     --   $     --   $     --   $     --   $ 66,607   $     --   $ 66,607

Mutual Funds          5,346    170,117     13,555     95,315     11,037     23,524     26,684         --         --    345,578
Participants loans       --         --         --         --         --         --         --         --      1,100      1,100
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
 Total investments    5,346    170,117     13,555     95,315     11,037     23,524     26,684     66,607      1,100    413,285
                   ========   ========   ========   ========   ========   ========   ========   ========   ========   ========

Cash                 11,218         --         --         --         --         --         --         --         --     11,218

Receivables:
 Employer's
  contributions     216,894         --         --         --         --         --         --         --         --    216,894
 Participants'
  contributions       4,199         --         --         --         --         --         --         --         --      4,199
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
  Total
   receivables      221,093         --         --         --         --         --         --         --         --    221,093
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
 NET ASSETS
  AVAILABLE FOR
  BENEFITS         $237,657   $170,117   $ 13,555   $ 95,315   $ 11,037   $ 23,524   $ 26,684   $ 66,607   $  1,100   $645,596
                   ========   ========   ========   ========   ========   ========   ========   ========   ========   ========

                      See accompanying notes to financial statements.


                     WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
                      (FORMERLY WDN MANAGEMENT COMPANY 401(k) PLAN)

               STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                              YEAR ENDED SEPTEMBER 30, 1997

                                                  Supplemental Information by Fund
                     ------------------------------------------------------------------------------------------------
                                                              High Yield
                     Money    Capital                          Corporate    Total                 Walden  Participant    Total
                     Market Appreciation Convertible  Value      Bond       Return   Government   Stock      Loans       Plan
                     ---------------------------------------------------------------------------------------------------------

Investment income:

 Net appreciation
  in fair value
  of investments   $     --   $ 89,109   $  3,021   $ 37,627   $  1,587   $  6,694   $    357   $ 14,388   $     --   $  152,693
  Dividend income       548      3,213      2,149     14,943      2,659      1,655      3,296      8,791         --       37,254
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   ----------
                        548     92,232      5,170     52,570      4,246      8,349      3,653     23,179         --      189,947

Employer
 contributions           --     44,274      2,880     30,367      5,848      5,177     10,157     25,293         --      123,996
Participant
 contributions       24,967    157,675     11,805     95,233     18,836     14,782     34,573     58,670         --      416,541
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   ----------
  Total additions    25,515    294,181     19,855    178,170     28,930     28,930     48,383    107,142         --      730,484

Insurance premium
 payments           (12,278)        --         --         --         --         --         --         --         --      (12,278)
Benefits paid to
 participants        (1,032)   (32,002)    (5,625)   (20,932)    (5,367)    (5,144)    (4,903)    (8,704)        --      (83,709)
Administrative
 expenses                --        (17)        --        (14)        (1)        --         (4)       (14)        --          (50)
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   ----------
  Total deductions  (13,310)   (32,019)    (5,625)   (20,946)    (5,368)    (5,144)    (4,907)    (8,718)        --      (96,037)

Loans to
 participants          (900)    (8,638)        --     (7,420)      (230)        --     (1,862)        --     19,050           --
Participant
 loan payments           --        431         --        301         24         --         67        226     (1,049)          --
Transfers from
 (to) other
 funds             (222,019)    96,156      8,800     62,253     12,448      9,267     15,732     17,363         --           --
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   ----------
  Net increase
   (decrease)      (210,714)   350,111     23,030    212,358     35,804     32,431     57,413    116,013     18,001      634,447

NET ASSETS
 AVAILABLE FOR
 BENEFITS:
  BEGINNING OF
   YEAR             237,657    170,117     13,155     95,315     11,037     23,524     26,684     66,607      1,100      645,596
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   ----------
  END OF YEAR      $ 26,943   $520,228   $ 36,585   $307,673   $ 46,841   $ 55,955   $ 84,097   $182,620   $ 19,101   $1,280,043
                   ========   ========   ========   ========   ========   ========   ========   ========   ========   ==========

                      See notes to accompanying financial statements.


                     WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
                      (FORMERLY WDN MANAGEMENT COMPANY 401(k) PLAN)

                STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                              YEAR ENDED SEPTEMBER 30, 1996

                                                  Supplemental Information by Fund
                     ------------------------------------------------------------------------------------------------
                                                              High Yield
                     Money    Capital                         Corporate     Total                 Walden  Participant    Total
                     Market Appreciation Convertible  Value      Bond       Return   Government   Stock      Loans       Plan
                     ---------------------------------------------------------------------------------------------------------

Investment income:

 Net appreciation
  in fair value of
  investments      $     --   $ 16,589   $    309   $  4,872   $    186   $  1,640   $   (517)  $  3,582   $     --   $ 26,661
  Dividend income       613         60        223        739        328        142        646      2,948         --      5,699
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
                        613     16,649        532      5,611        514      1,782        129      6,530         --     32,360

Employer
 contributions      216,894         --         --         --         --         --         --         --         --    216,894
Participant
 contributions       39,923    160,526     13,163     93,503     10,880     21,789     27,022     60,077         --    426,883
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
  Total additions   257,430    177,175     13,695     99,114     11,394     23,571     27,151     66,607         --    676,137

Insurance premium
 payments           (19,773)        --         --         --         --         --         --         --         --    (19,773)
Benefits paid to
 participants            --     (6,308)      (140)    (3,599)      (357)       (47)      (317)        --         --    (10,768)
Loans to
 participants            --       (750)        --       (200)        --         --       (150)        --      1,100         --
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
  Total deductions  (19,773)    (7,058)      (140)    (3,799)      (357)       (47)      (467)        --      1,100    (30,541)

Net increase        237,657    170,117     13,555     95,315     11,037     23,524     26,684     66,607      1,100    645,596

NET ASSETS
 AVAILABLE FOR
 BENEFITS:
  BEGINNING OF YEAR      --         --         --         --         --         --         --         --         --         --
                   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
  END OF YEAR      $237,657   $170,117   $ 13,555   $ 95,315   $ 11,037   $ 23,524   $ 26,684   $ 66,607   $  1,100   $645,596
                   ========   ========   ========   ========   ========   ========   ========   ========   ========   ========

                      See notes to accompanying financial statements.


        WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
         (FORMERLY WDN MANAGEMENT COMPANY 401 (k) PLAN)

                 NOTES TO FINANCIAL STATEMENTS
             YEAR ENDED SEPTEMBER 30, 1997 AND 1996



1.     DESCRIPTION OF PLAN

     The following description of the Walden Residential
     Properties, Inc. 401(k) Plan (formerly WDN Management Company 401(k) Plan) (the "Plan") provides only general information.
     Participants should refer to the Plan document for a more complete description of the Plan's provisions.

          General Plan Description
          ------------------------

          The Plan was formed on October 1, 1995 and is a defined contribution plan covering substantially all employees of WDN Management Company ("WDN") and Walden Residential Properties, Inc. ("Walden") who have one year of service and are age 18 or older. WDN acted as the Plan Administrator and controlled and managed the operation and administration of the Plan through December 31, 1996, at which time WDN was merged with Walden and Walden became the Plan administrator. In connection with the merger, the Plan name was changed to Walden Residential Properties, Inc. 401(k) Plan. For the year ended September 30, 1996, Administrators Plan Services, Inc. sponsored the plan and two executive officers of WDN and Walden served as the trustee of the Plan. Effective October 1, 1996, the Plan sponsor and administrator became Walden and Delaware Charter Guarantee & Trust Company became the trustee. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          Contributions
          -------------

          Each year, participants may contribute up to 15% of pretax annual compensation, as defined in the Plan. The Company makes a discretionary matching contribution (the "Matching Contribution"). For the Plan year ended September 30, 1996, the matching contribution represented 100% up to 6% and 50% up to 6% of eligible compensation for the periods from October 1, 1995 through March 31, 1996 and from April 1, 1996 through September 30, 1996, respectively. For the Plan year ended September 30, 1997, the matching contribution represented 50% up to 6% of eligible compensation.

          Participant Accounts
          --------------------

          Each participant's account is credited with the participant's contributions and withdrawals, as applicable, and allocations of (a) the Matching Contributions and (b) Plan earnings.
     Allocations are based on participant earnings or account balances, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future
     Matching Contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     At September 30, 1997 and 1996, the Plan had a receivable of $216,894 and $125,656, respectively, for a Matching Contribution due from WDN and Walden, respectively. At September 30, 1997, the Plan had a receivable of $4,199 for participant contributions. The amounts were received subsequent to September 30, 1997 and 1996, respectively and were allocated to participant accounts based upon the investment options elected by each participant.

          Vesting
          -------

          Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Matching
     Contribution portion of their accounts plus actual earnings thereon is based on years of credited service. Vesting occurs in accordance with the following table:

                 Years of Service          % Vested
                 ----------------          --------
                 less than 3 years              0%
                 3 years                       20%
                 4 years                       40%
                 5 years                       60%
                 6 years                       80%
                 after 7 years                100%

          Investment Options
          ------------------

          Upon enrollment in the Plan, a participant may direct employee contributions in 1% increments in any of eight investment options. The Matching Contributions are contributed into the investment options elected for employee contributions, except for the Walden Stock Fund.

          Mainstay Money Market Fund - Invests in short-term cash accounts which provides as high a level of current income as is considered consistent with the preservation of capital and liquidity.

          Mainstay Capital Appreciation Fund - Invests in a portfolio of equity securities with a focus on long-term growth of capital. Dividend income, if any, is an incidental consideration.

          Mainstay Convertible Fund - Invests in a portfolio of equity securities with a focus on capital appreciation together with current income.

          Mainstay Value Fund - Invests in equity securities geared to maximize long-term total return from a combination of capital growth and income.

          Mainstay High Yield Corporate Bond Fund - Invests in a diversified portfolio of high yield debt securities with a focus on maximum current income with capital appreciation as a secondary objective.

          Mainstay Total Return Fund - Invests in a portfolio of equity securities with the objective of obtaining current income and a reasonable opportunity for future growth of capital and income.

          Mainstay Government Fund - Invests in government securities with the objective of a high level of current income and the safety of the principal.

          Walden Residential Properties, Inc. Common Stock Fund
          ("Walden Stock Fund") - Funds are invested in the common stock of Walden.

          Participants may change or transfer their investments options daily.

          Loans to Participants
          ---------------------

          Participants may borrow from their fund accounts up to 50% of their account balance, with a minimum of $1,000 up to a maximum of $50,000. Loan transactions are treated as a transfer between the investment fund and the loan fund. Loan terms range from 1 to 5 years or up to 25 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the Plan administrator. Principal and interest is paid ratably through biweekly payroll deductions.

          Payment of Benefits
          -------------------

          On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments beginning the first day of the month coincident with the attainment of the normal retirement age, as defined. Amounts payable to such participants at September 30, 1996 were $2,582. No amounts were payable at September 30, 1997.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Valuation of Investments
          ------------------------

          The investments in the Walden Stock Fund are stated at fair value based on closing sales prices reported on recognized securities exchanges on the last business day of the Plan year. The mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

     The loans to participants are valued at cost plus accrued interest which approximates fair value.

          Administrative Expenses
          -----------------------

     Most of the Plan's expenses are paid by WDN or Walden. During the Plan year ended September 30, 1997 and 1996, Walden and
     WDN paid $29,756 and $16,703, respectively, in administrative expenses on behalf of the Plan.

3.   INVESTMENTS EXCEEDING 5% OF NET ASSETS

     The Plan's investments which exceeded 5% of net assets available for benefits as of September 30, are as follows:

                                            1997        1996
                                            ----        ----

     Capital Appreciation Funds           $475,954    $170,117
     Value Fund                            277,306      95,315
     Total Return Fund                        --        23,536
     Government Fund                        73,940      26,684
     Walden Stock Fund                     156,104      66,607

4.   NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

     For the year ended September 30, 1997 and 1996, the Plan's investments (including investments bought, sold, as well as held during the year) appreciated in value by $150,883 and $26,661, as follows:

                                     Year Ended September 30,
                                     ------------------------
                                        1997          1996
                                        ----          ----
     Investments at Fair Value:
       Mutual funds                   $138,305      $ 23,079
       Walden Common Stock              14,388         3,582
                                      --------      --------
                                      $152,693      $ 26,661
                                      ========      ========
5.   PLAN TERMINATION

     Although it has not expressed any intention to do so, the Plan management has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event of any termination of the Plan, or upon complete or partial discontinuance of contributions, the accounts of each affected participant shall become fully vested.

6.   TAX STATUS

     The Plan's management believes that the Plan is currently designed and is being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     The Plan is in the process of filing a request to obtain a determination letter from the Internal Revenue Service indicating that the Plan, as designed, is in compliance with the applicable requirements of the Internal Revenue Code.

7.   CHANGES IN THE PLAN

     Effective October 1, 1997, the Plan was amended and restated in its entirety. In connection with the acquisition of Drever Partners, Inc. and affiliates ("Drever") on October 1, 1997, the Plan was amended to add the eligible employees of Drever to the Plan. In addition, the amendment included certain other administrative changes including: (i) the Plan year end was changed to December 31, (ii) the maximum participant contribution was increased to 20% of eligible compensation, (iii) the Matching Contributions was changed to a quarterly funding rather than annual funding, (iv) the funding of life insurance through the Plan was ceased and
     (iv) the vesting in the Matching Contribution was decreased from seven years to five years subsequent to September 30, 1997. Vesting occurs in accordance with the following schedule:

                Years of Service          % Vested
                ----------------          --------
                less than 3 years              0%
                3 years                       20%
                4 years                       40%
                5 years                       60%
                6 years                       80%
                after 7 years                100%


        WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
         (FORMERLY WDN MANAGEMENT COMPANY 401(k) PLAN)

   ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                 YEAR ENDED SEPTEMBER 30, 1997

Identity of Issue, Borrower, Lessor
       or Similar Party                   Description of Investment         Units/Shares       Cost      Current Value
------------------------------------------------------------------------------------------------------------------------------------
Equity Securities
-----------------
Walden Residential Properties, Inc. *     Common Stock                           6,182     $  142,935     $  156,104
                                          Cash                                   1,223          1,223          1,223

Mutual Funds
------------
NY Life Securities                        Mainstay Money Market Fund            26,943         26,943         26,943
                                          Mainstay Capital Appreciation Fund    12,699        392,686        475,954
                                          Mainstay Convertible Fund              2,168         31,045         33,705
                                          Mainstay Value Fund                   11,526        241,937        277,306
                                          Mainstay High Yield Corporate
                                            Bond Fund                            4,728         39,517         40,993
                                          Mainstay Total Return Fund             2,173         44,778         50,778
                                          Mainstay Government Fund               9,095         73,717         73,940
                                                                                           ----------     ----------
                                             Total Mutual Funds                               850,623        979,619

Participant Loans                         Loans maturing August 1998 to
-----------------                         October 2002 with interest rates
                                          ranging from 10.25% to 8.5%                          19,101         19,101
                                                                                           ----------     ----------
                                          TOTAL INVESTMENTS                                $1,013,882     $1,156,047
                                                                                           ==========     ==========

* Known to be a party-in-interest


                     WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
                      (FORMERLY WDN MANAGEMENT COMPANY 401(k) PLAN)

                     ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                              YEAR ENDED SEPTEMBER 30, 1997


Identity of                Description               Number of   Purchase   Number of     Selling     Cost of    Net Gain
Party Involved              of Asset               Transactions   Price   Transactions     Price       Asset     or (Loss)
--------------------------------------------------------------------------------------------------------------------------
NY Life Securities  Mainstay Money Market Fund           31     $ 36,587        13       $ 15,233    $ 15,233     $     --
                    Mainstay Capital Appreciation Fund   21      498,801        21         62,002      56,251        5,751
                    Mainstay Convertible Fund            19       42,198         7          8,633       8,272          361
                    Mainstay Total Value Fund            18      302,301        20         32,256      29,998        2,258
                    Mainstay High Yield Corporate
                     Bond Fund                           31       51,512         8          6,257       6,146          111
                    Mainstay Total Return Fund           17       60,411         8         11,149      10,455          694
                    Mainstay Government Fund             26       92,882        16          9,143       9,009          134

BankBoston, N.A.    Walden Residential Properties, Inc.  17      185,130         6          9,015       7,796               1,219


* Known to be a party-in-interest.